                                 UNITED STATESB
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D. C. 20549

                                   FORM 8-K/A
                                (Amendment No.1)

 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934.

                                February 9, 2001
                Date of Report (Date of Earliest Event Reported)

                              CDX.COM INCORPORATED
               (Exact name of registrant as specified in charter)

                         Commission File Number: 0-9735

         Colorado                                             84-0771180
(State of Incorporation)                               (I.R.S. Employer I.D. No)

            4200 Wisconsin Avenue NW, 4th Floor, Washington DC 20016
                    (Address of Principal Executive Offices)

                                 (202) 537-7750
              (Registrant's Telephone Number, Including Area Code)

Item 1.  CHANGES IN CONTROL OF REGISTRANT

         None.

Item 2.  ACQUISITION OR DISPOSITION OF ASSETS

        As reported in its Current Report on Form 8-K filed February 26, 2001, pursuant to an Agreement and Plan of Merger dated January 12, 2001, between Pensat International
Communications, Inc. a Delaware corporation ("Pensat") and the Registrant, Pensat merged with and into Pensat Inc., a newly-formed subsidiary of the Registrant, so that Pensat Inc. is the surviving corporation. As consideration for the merger,
Pensat shareholders were granted the right to receive an aggregate of 110,000,000 shares of the Registrant's common stock. One half of such shares were issuable to
Pensat shareholders when the merger became effective. The remaining shares of the
Registrant's stock will be released and transferred to Pensat shareholders upon the satisfaction of certain conditions.

Pensat is a Global Integrated Communications Provider (ICP) with sales and network operations in the United States of America, Spain, Brazil and Syria. Pensat's services include voice, Internet, and data services delivered over common network facilities.
The Registrant expects to continue operating the Pensat business and using the Pensat assets through its wholly-owned subsidiary, Pensat Inc.

With this Amendment, the Registrant files the financial statements of businesses acquired and pro forma financial information required by Item 7.

Item 3.  BANKRUPTCY OR RECEIVERSHIP

                  None.

Item 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

                  None.

Item 5.  OTHER EVENTS

                  None.

Item 6.  RESIGNATION OF REGISTRANT'S DIRECTORS

                  None.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial statements of businesses acquired.

         Pensat International Communications, Inc. Consolidated Financial Statements.
         Year ended June 30, 2000 and Six months ended December 31, 2000.

(b)      Pro forma financial information.

         CDX.com Incorporated Pro Forma Balance Sheets as of December 31, 2000

(c)      Exhibits:

         2.1   Agreement and Plan of Merger dated January 12, 2001, between Pensat
         International Communications, Inc. and the Registrant.*

         2.2   Agreement, Plan and Articles of Merger, filed February 9, 2001.*

         *   Previously filed as Exhibits to the Registrant's Current Report on
             Form 8-K filed February 26, 2001

Item 8. CHANGE IN FISCAL YEAR

                  None.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  /s/ Philip A. Verruto
                                     Philip A. Verruto, Chief Executive Officer
                                     April 27, 2001

7(a)

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
                                TABLE OF CONTENTS

                  TITLE                                                     PAGE

INDEPENDENT AUDITOR'S REPORT...................................................5

CONSOLIDATED FINANCIAL STATEMENTS

   CONSOLIDATED BALANCE SHEETS...............................................6-7

   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS..............................12-29

                          Independent Auditor's Report

Board of Directors
PENSAT INTERNATIONAL COMMUNICATIONS, INC.
Washington, D.C.

We have audited the accompanying Consolidated Balance Sheet of PENSAT INTERNATIONAL
COMMUNICATIONS, INC. as of June 30, 2000, and the related Consolidated Statement of Operations, Comprehensive Loss, Deficiency in Stockholders' Equity, and Cash
Flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards.
Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.
An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of PENSAT
INTERNATIONAL COMMUNICATIONS, INC. as of June 30, 2000, and the consolidated results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that PENSAT INTERNATIONAL
COMMUNICATIONS, INC. will continue as a going concern. As more fully described in
Note 2, the Company has incurred recurring operating losses and has a working capital deficiency of approximately $40,996,000 at June 30, 2000. The Company is also in default on certain notes payable and other liabilities. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ Aronson, Fetridge & Weigle

Rockville, Maryland
April 20, 2001

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
                           CONSOLIDATED BALANCE SHEETS
                       JUNE 30, 2000 AND DECEMBER 31, 2000

                                     ASSETS
                                                                                          December 31,
                                                                          June 30,            2000
                                                                            2000          (Unaudited)
CURRENT ASSETS
   Cash and cash equivalents                                          $    110,703      $    113,094
   Accounts receivable - trade, net of $201,838 and $153,299
         allowance for uncollectible accounts at June 30 and
         December 31, 2000                                               1,314,234         4,472,058
   Prepaid expenses and other current assets                               743,457           783,869
   Deferred financing costs, net of accumulated amortization
         of $7,669,110 and $8,334,792 at June 30 and December
         31, 2000                                                          715,682           289,845
         Total current assets                                            2,884,076         5,658,866

PROPERTY AND EQUIPMENT, NET                                              6,109,975         8,861,725

OTHER ASSETS
   Cash - restricted                                                       156,601           161,419
   Construction in process                                               4,704,727                 -
   Deposits and other assets                                               451,677           458,459
         Total other assets                                              5,313,005           619,878

TOTAL ASSETS                                                          $ 14,307,056      $ 15,140,469
                                                                     ===============   ===============

The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
                           CONSOLIDATED BALANCE SHEETS
                       JUNE 30, 2000 AND DECEMBER 31, 2000

               LIABILITIES AND DEFICIENCY IN STOCKHOLDERS' EQUITY
                                                                                                            December 31,
                                                                                            June 30,            2000
                                                                                              2000          (Unaudited)
CURRENT LIABILITIES
   Notes payable                                                                      $    29,659,445  $    29,259,152
   Current portion of capital lease obligations                                               925,648        1,154,063
   Accounts payable and accrued liabilities                                                11,018,678       16,416,333
   Deferred revenue                                                                           941,856          611,428
   Due to related parties                                                                   1,491,597        1,252,315

         Total current liabilities                                                         44,037,224       48,693,291

NONCURRENT LIABILITIES, NET OF CURRENT PORTION
   Notes payable                                                                               41,685           33,045
   Capital lease obligations                                                                  350,410          612,334

         Total noncurrent liabilities                                                         392,095          645,379

         Total liabilities                                                                 44,429,319       49,338,670

COMMITMENTS AND CONTINGENCIES                                                                      -                -

Series A Convertible Redeemable Preferred Stock, $.01 par value, 25,000 shares
    authorized, 20,600 shares issued and outstanding                                        2,060,000        2,060,000

DEFICIENCY IN STOCKHOLDERS' EQUITY
Preferred Stock
   Class A preferred stock, $.01 par value, 100,000 shares authorized. 25,000
       shares authorized to be issued as Series A Preferred Stock                                  -                -
   Class B preferred stock, $.01 par value, 50,000 shares authorized. Series B convertible 18,575 and 22,146 shares issued and outstanding at June 30 and
       December 31, 2000                                                                          186              221
Common Stock
   Class A, $.01 par value, 3,000,000 shares authorized, 1,047,974 and 1,083,871
       shares issued and outstanding at June 30 and December 31, 2000                          10,480           10,839
   Additional paid-in capital                                                              16,524,387       22,713,155
   Accumulated deficit                                                                    (48,850,593)     (59,214,074)
   Accumulated other comprehensive income                                                     133,277          231,658

       Total deficiency in stockholders' equity                                           (32,182,263)     (36,258,201)

TOTAL LIABILITIES AND DEFICIENCY IN STOCKHOLDERS' EQUITY
                                                                                      $    14,307,056  $    15,140,469
                                                                                      ================ ================

The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED JUNE 30, 2000 AND
                     THE SIX MONTHS ENDED DECEMBER 31, 2000

                                                                                      December 31,
                                                                    June 30,             2000
                                                                      2000            (Unaudited)
REVENUE
   Telecommunications services                                   $  19,523,322       $  14,186,665

OPERATING EXPENSES
   Cost of revenues                                                 20,386,747          13,816,165
   Selling, general and administrative expenses                     17,445,119           5,226,710
   Depreciation and amortization                                       980,323             820,927

       Total operating expenses                                     38,812,189          19,863,802

OPERATING LOSS                                                     (19,288,867)         (5,677,137)

OTHER EXPENSE
   Accretion charges                                                (4,940,180)         (2,410,017)
   Interest expense                                                 (3,577,810)         (1,982,045)
   Other                                                            (3,608,612)           (294,282)

       Total other expense                                         (12,126,602)         (4,686,344)

NET LOSS                                                         $ (31,415,469)      $ (10,363,481)
                                                                =================    ===============

NET LOSS PER SHARE OF COMMON STOCK - BASIC                       $      (30.13)      $       (9.78)
                                                                =================    ===============

The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
                  CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
                      FOR THE YEAR ENDED JUNE 30, 2000 AND
                     THE SIX MONTHS ENDED DECEMBER 31, 2000

                                                                                  December 31,
                                                                 June 30,             2000
                                                                   2000           (Unaudited)

NET LOSS                                                       $ (31,415,469)    $ (10,363,481)

OTHER COMPREHENSIVE INCOME
   Foreign currency translation                                      133,277            98,381

COMPREHENSIVE LOSS                                             $ (31,282,192)    $ (10,265,100)
                                                               ===============   ===============

The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
          CONSOLIDATED STATEMENTS OF DEFICIENCY IN STOCKHOLDERS' EQUITY
                      FOR THE YEAR ENDED JUNE 30, 2000 AND
                     THE SIX MONTHS ENDED DECEMBER 31, 2000
                                                                                                                   December 31,
                                                                                                 June 30,             2000
                                                                                                   2000            (Unaudited)

PREFERRED STOCK
CLASS B
   Shares issued and outstanding, beginning of period                                                     -              18,575
   Shares issued                                                                                      18,575              3,570
   Shares issued and outstanding, end of period                                                       18,575             22,146
                                                                                             ===============    ===============

   Amount issued and outstanding at $.01 par value, beginning of period                      $      -           $           186
   Amount issued                                                                                         186                 35
   Amount issued and outstanding at $.01 par value, end of period                                        186                221

COMMON STOCK
CLASS A
   Shares issued and outstanding, beginning of period                                              1,047,653          1,047,974
   Shares issued                                                                                         321             35,897
   Shares issued and outstanding, end of period                                                    1,047,974          1,083,871
                                                                                             ===============    ===============

   Amount issued and outstanding at $.01 par value, beginning of period                      $        10,477    $        10,480
   Amount issued                                                                                           3                359
   Amount issued and outstanding at $.01 par value, end of period                                     10,480             10,839

ADDITIONAL PAID-IN CAPITAL
   Balance, beginning of period                                                                    8,175,881         16,524,387
     Value of stock warrants issued with warrants  notes payable                                   4,815,506          2,034,180
     Dividends on Series A preferred stock                                                          (149,700)           (61,798)
   Capital contributed - Series B Preferred Stock                                                  2,484,880            499,965
   Capital contributed - Class A Common Stock                                                      1,197,820          3,716,421
   Balance, end of period                                                                         16,524,387         22,713,155

ACCUMULATED DEFICIT
   Balance, beginning of period                                                                  (17,435,124)       (48,850,593)
   Net loss                                                                                      (31,415,469)       (10,363,481)
   Balance, end of period                                                                        (48,850,593)       (59,214,074)

ACCUMULATED OTHER COMPREHENSIVE INCOME
       Balance, beginning of period                                                                       -             133,277
       Foreign currency translation adjustment                                                       133,277             98,381
          Balance, beginning of period                                                               133,277            231,658
TOTAL DEFICIENCY IN STOCKHOLDERS' EQUITY                                                     $   (32,182,263)   $   (36,258,201)
                                                                                             ================   ================

The Accompanying Consolidated Financial Statements are an integral part of these financial statements.

                                       10

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                      FOR THE YEAR ENDED JUNE 30, 2000 AND
                     THE SIX MONTHS ENDED DECEMBER 31, 2000

                                                                                                                   December 31,
                                                                                                June 30,               2000
                                                                                                  2000             (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                                                   $(31,415,469)       $(10,363,481)
   Adjustments to reconcile net loss to net cash used in operating activities
       Depreciation and amortization                                                              980,323             820,927
       Amortization of deferred financing costs                                                 4,940,180           2,410,017
       Impairment adjustment for property and equipment                                         4,118,332                  -
       (Increase) in                                                                                                       -
         Accounts receivable - trade                                                            1,808,104          (3,157,826)
         Prepaid expenses and other current assets                                                119,053             378,643
       Increase in
         Accounts payable and accrued liabilities                                              11,547,328           7,789,897
         Deferred revenue                                                                        (701,191)           (330,428)

         Net cash used in operating activities                                                 (8,603,340)         (2,452,251)

CASH FLOWS FROM INVESTING ACTIVITIES
   Payments for debt finance fees                                                                       0             (30,000)
   Purchase of property and equipment                                                          (2,974,298)         (2,602,373)

         Net cash provided in investing activities                                             (2,974,298)         (2,632,373)

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from notes payable                                                                 16,827,534           2,962,910
   Repayment of notes payable                                                                  (8,479,429)         (1,786,756)
   Repayment of capital leases                                                                   (875,377)           (390,050)
   Proceeds from issuance of preferred stock                                                    2,484,883             500,000
   Proceeds from issuance of common stock                                                       1,198,006           3,716,780
   Effect of exchange rate changes on cash                                                        133,277              98,381
   Cash payment preferred stock dividends                                                         (44,400)            (14,250)

         Net cash provided by financing activities                                             11,244,494           5,087,015

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS                                             (333,144)              2,391

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                                    443,847             110,703

CASH AND CASH EQUIVALENTS, END OF PERIOD                                                $         110,703   $         113,094
                                                                                        ==================  ==================

NONCASH INVESTING AND FINANCING ACTIVITIES
   Capital lease obligations incurred                                                   $         388,292   $         972,782
                                                                                        =================   =================

CASH PAID FOR INTEREST                                                                  $         465,291   $         115,445
                                                                                        =================   =================

The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

                                       11

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 JUNE 30, 2000 AND DECEMBER 31, 2000 (UNAUDITED)

NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

          (A)   Organization

                Pensat International Communications, Inc. (the Company) was incorporated in Pennsylvania on November 3, 1995 and reincorporated in Delaware on
          March 26, 1997.  The Company is a multinational facilities-based telecommunications provider that offers a broad range of services to its wholesale and retail customers.  The Company has developed the Global Consortium Network, a strategic alliance of communications products and services.  The Company is headquartered in Washington, D.C. and operates in one business segment.

          (B)   Principles of consolidation

                The Company has two majority owned (99%) subsidiaries in Spain, and wholly-owned (or majority owned) subsidiaries in the Middle East, Latin
          America (75%) and North America (51%).  The business in the US was primarily conducted directly by the parent company (Pensat International Communications,
          Inc.).  The US subsidiary's operations reflected in the accompanying Statement of Operations were immaterial and it ceased operations in early 2000.  Where the Company holds less than 100% of a subsidiary's ownership, but has funded operating losses, it has consolidated the entire operating results without allocating a portion of the losses to the minority interest.  The accompanying consolidated financial statements include accounts of the Company and these subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

          (C)   Use of estimates

                The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

          (D)   Revenue recognition

                Revenue from providing telecommunication services is recognized when services are rendered based on usage of the Company's networks and facilities.
          At June 30 and December 31, 2000, deferred revenue represents prepaid calling card transactions where the telecommunication service had not yet been provided.

                                       12

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 JUNE 30, 2000 AND DECEMBER 31, 2000 (UNAUDITED)

NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

          (E)   Business and credit concentrations

                The Company is developing telecommunication services in South America,
          Europe and the Middle East.  Each location has a unique and distinct market, operating environment, and local economy.  There are potential risks unique to operating in foreign countries, such as regulatory compliance, contractual restrictions, labor laws, exportation, nationalization, and political, economic or social instability.

                The Company provides telecommunications products and services to a limited number of larger customers.  As of June 30 and December 31, 2000, three and two customers comprised $963,000 and $1,607,000, respectively, of the total trade receivables.  For the year ended June 30, 2000 and the six months ended December 31, 2000, approximately 47% and 41%, respectively, of total revenues were derived from two and three customers, respectively, one of whom ceased operations early in 2000.  The Company has expanded its customer base to compensate for the loss of this customer.

          (F)   Letter of credit

                The Company has an unconditional and irrevocable $150,000 commercial letter of credit issued to secure rent for the Company's Washington, D.C.
          office.  The letter of credit is secured by a $150,000 certificate of deposit, plus interest, that is reported as restricted cash on the accompanying balance sheets.  Management believes that the financial risk associated with the certificate of deposit is minimal.

          (G)   Cash and cash equivalents

                The Company considers all investments with a maturity of three months or less at acquisition to be cash equivalents.  At times, the Company may maintain cash balances that exceed federally insured limits.  The Company does not believe that this results in any significant credit risk.  At
          June 30 and December 31, 2000, the Company had approximately $106,463 and $36,605, respectively, of cash in foreign bank accounts which is subject to the inherent risks in those countries.

          (H)   Property and equipment

                Property and equipment are stated at original cost and depreciated using the straight-line method over the estimated useful lives of the assets, which range from three to seven years.  Leasehold improvements are generally amortized using the straight-line method over the term of the lease.  Amortization of capital leases is included in depreciation expense.  At June 30 and December 31, 2000, property and equipment with a net book value of approximately $1,022,969 and $3,153,931, respectively, was located in foreign countries which is subject to the inherent risks in those countries.

                                       13

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 JUNE 30, 2000 AND DECEMBER 31, 2000 (UNAUDITED)

NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

          (I)   Foreign currency transaction

                  The Company's functional and reporting currency is the United States dollar.  Transactions at the Company's subsidiaries may be denominated in the currency of the country in which the subsidiary operates.  The
          Company may also hold assets and liabilities denominated in a foreign currency  The assets and liabilities of the Company's foreign operations are translated at rates of exchange in effect at the balance sheet date, and revenue, expenses, gains and losses are translated at the average rates of exchange for the period. Gains and losses resulting from translation are accumulated as a separate component of stockholders' equity until the foreign entity is sold or liquidated.

          (J)   Advertising costs

                It is the Company's policy to expense advertising costs as incurred.
          Advertising expense was $307,088 and $126,528, respectively, for the year ended June 30, 2000 and the six months ended December 31, 2000.

          (K)   Deferred financing costs and accretion charges

                Deferred financing costs consist of debt placement and loan fees and the imputed value of warrants issued in connection with warrant notes payable.  These charges are amortized using the straight-line method over the debt repayment period, all of which are due within one year.  Debt placement and loan fees are amounts paid to third parties in connection with securing the debt or loan.  Amortization expense related to debt placement and loan fees is included in Other Expense on the Statements of Operations (Note 1(N)).

                The imputed value of warrants is a non-cash charge to recognize the value of warrants issued in connection with warrant notes payable issued to obtain additional financing for the Company.  The value of the warrants is determined based on the terms of the warrants, including term of the warrant and net strike price, and is recognized as a deferred charge when the notes are issued.  See Note 6 for additional information regarding the
         Warrants.  The deferred charge is amortized to expense as Accretion Charges on the Statements of Operations.  The offset to the deferred charge is an increase to Additional Paid-In Capital.

          (L)   Construction in process

                Construction in process relates to telecommunications equipment financed through a vendor (Note 10(A)) that had not been placed in service at June 30, 2000.  In October 2000, this equipment was returned to the vendor.

                                       14

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 JUNE 30, 2000 AND DECEMBER 31, 2000 (UNAUDITED)

NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

          (M)   Income taxes

                The Company accounts for income taxes using the liability method.
          Under the liability method, deferred income taxes are recognized for temporary differences between financial statement and income tax bases of assets and liabilities and loss carryforwards for which income tax benefits are expected to be realized in future years.

          (N)   Other expense

                Other expense on the Statements of Operations consists of amortization expense related to debt placement and loan fees, and impairment charges related to property and equipment. For the year ended June 30, 2000 and the six months ended December 31, 2000, amortization expense related to debt placement and loan fees totaled $20,625 and $277,500, respectively.
          For the year ended June 30, 2000, other expense also includes the write-off of the costs of certain retail billing software in the amount of $2,000,000 because the Company did not anticipate that it would be able to effectively use the software.  In addition, other expense for the year ended June 30,
          2000 includes $1,577,054 resulting from the write-down of the value of certain equipment that the Company determined that it would not be able to use and the write-off of capitalized design and engineering expenses for certain network and operations projects that were terminated as a part of the Company's expense reduction program during 2000.  The balance of
          $10,933 and $16,782 for the year ended June 30, 2000 and the six months ended December 31, 2000, respectively, consisted of other miscellaneous transactions.

         (O)    Loss per share

                Basic loss per share of common stock is based on the weighted-average number of common shares outstanding after adjustment for preferred stock dividend requirements.  Diluted loss per share is not presented because the effect of convertible securities or common stock equivalents would not be antidilutive.  Dilutive securities that would be applicable in computing diluted earnings per share consist of convertible preferred stock, warrants and stock options.

NOTE 2 - FINANCIAL RESULTS AND LIQUIDITY

          From inception, the Company has built infrastructure and deployed resources in anticipation of future growth and, as a result, has not generated cash flows from operations.  The Company has financed its operations to date primarily through private sales of equity securities, advances from an affiliated company, short-term notes placed with private investors, vendor liabilities and the leasing of fixed assets.

                                       15

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 JUNE 30, 2000 AND DECEMBER 31, 2000 (UNAUDITED)

NOTE 2 - FINANCIAL RESULTS AND LIQUIDITY (CONTINUED)

          As of June 30, 2000 and December 31, 2000, the Company is in default on approximately $32.6 million and $35.5 million, respectively, of notes payable and other liabilities.  The company is currently in negotiation with the noteholders and vendors regarding these liabilities.  The Company has proposed a conversion plan to the noteholders and vendors regarding these obligations.  See further comments under Note 10 (A), (B), and (C).

          In the future, additional funding and liquidity will be required to implement the Company's business plan, and to fund losses until the Company generates positive cash flow.  While there is no assurance that funding will be available to execute the plan, the Company is continuing to seek financing and is exploring a number of alternatives in this regard.

          Management believes that, despite the uncertainty regarding future cash flows and liquidity, it has a business plan that, if successfully funded and executed, can significantly improve operating results and provide the necessary liquidity to sustain future growth.

NOTE 3 - PROPERTY AND EQUIPMENT

          At June 30 and December 31, 2000, property and equipment consists of the following:

                                                                                               December 31,
                                                                            June 30,               2000
                                                                              2000             (Unaudited)

              Leasehold improvements                                     $      316,675      $     550,403
              Furniture and fixtures                                          1,500,260          1,628,056
              Vehicles                                                           79,833             79,833
              Telecommunications equipment                                    5,405,637          8,822,346
                 Total                                                        7,302,405         11,080,638
              Less:  Accumulated depreciation and amortization               (1,192,430)        (2,218,913)

                 Total                                                   $    6,109,975      $   8,861,725
                                                                         ===============    ===============

                                       16

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 JUNE 30, 2000 AND DECEMBER 31, 2000 (UNAUDITED)

NOTE 3 - PROPERTY AND EQUIPMENT (CONTINUED)

          The cost of property and equipment under capital leases aggregated $1,850,799 and $2,733,814, respectively, at June 30 and December 31, 2000.  The accumulated amortization related to assets under capital leases was $520,255 and $773,487, respectively, at June 30 and December 31, 2000.  Amortization expense related to assets under capital leases totaled $354,441 and $253,232, respectively, for the year ended June 30, 2000 and the six months ended December 31, 2000.

NOTE 4 - RELATED PARTY TRANSACTIONS

          (A)   Transactions with an affiliated company

                From inception, the Company has received substantial funding in the form of advances, assumptions of liabilities, and payments on its behalf from a company that is a significant stockholder of the Company.  This funding has provided working capital to operate, develop and execute the
          Company's business plan.  As of June 30 and December 31, 2000, $1,249,962 and $1,252,315, respectively, is due to this affiliate related to these transactions, including amounts due in accordance with the marketing services agreement referred to below plus $410,126 and $434,545, respectively, of warrant notes payable (Note 10(C)) at June 30 and December 31, 2000.  This liability is included on the balance sheets as due to related parties.

                The Company intends to repay the amount owed to the affiliate from the proceeds of future long-term third party financing or through future operating cash flows, when sufficient.

          (B)   Marketing services agreement

                The Company entered into a marketing services agreement (the Agreement)
          with the affiliated company described in Note 4 (A), above in November
          1995 for the purpose of receiving international marketing services directed towards the telecommunications industry.  The term of the Agreement is three years with automatic annual renewals unless cancelled by either party with six months written notice.  The Agreement provided for fixed monthly fees of $51,000 and additional commissions based on the annual sales volume of customers directed to the Company.  In December 1997, the Agreement was
          amended to provide for fixed monthly fees of $100,000.  In February 2000, the Company and the affiliate terminated the Agreement.

                Effective in March 2000, the Company entered into a new marketing services agreement with another company, which is under common control with the affiliated company described in Note 4 (A), above, requiring a fixed fee of $14,000 per month.  The fixed monthly payment was increased to $25,000 effective in October 2000.

                                       17

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 JUNE 30, 2000 AND DECEMBER 31, 2000 (UNAUDITED)

NOTE 4 - RELATED PARTY TRANSACTIONS (CONTINUED)

          (B)   Marketing services agreement (continued)

                For the year ended June 30, 2000 and the six months ended December
          31, 2000, the Company incurred $806,000 and $117,000, respectively, of marketing expense associated with the agreements.

          (C)   Due to officer

                At June 30, 2000, the Company owed $241,634 to an officer for advances to the Company and amounts paid by the officer on behalf of the Company and including $151,568 of warrant notes payable (Note 10(C)).  A portion of the amount owed was non-interest bearing and without specific repayment terms.  In September 2000 the amounts due the officer were assumed by the affiliated company referred to in Note 4 (A) above and are included in the amounts due the affiliated company as of December 31, 2000.

NOTE 5 - INCOME TAXES

          For the year ended June 30, 2000, and the six months ended December 31, 2000, the benefit for income taxes was calculated at Federal and state statutory rates as follows:

                                                                                             December 31,
                                                                             June 30,           2000
                                                                               2000          (Unaudited)

                 Net loss before income tax benefit                     $    34,721,126     $    10,008,502
                                                                        ================    ===============

                 Federal income tax benefit, at statutory rates         $    11,800,000     $     3,400,000
                 State income tax benefit, net of federal effect              1,490,000             430,000
                 Change in valuation allowance                              (13,290,000)         (3,830,000)

                     Total income tax benefit                           $             -     $             -
                                                                        ================    ===============

          A deferred income tax benefit results from temporary differences in the recognition of income and expenses for income tax and financial reporting purposes
(Note 1).  The cumulative temporary differences at June 30 and December 31, 2000, totaled $45,026,000 and $55,576,000 for which a deferred tax asset of $17,240,000 and $21,280,000 has been recognized as well as an offsetting valuation allowance of $17,240,000 and $21,280,000.

                                       18

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 JUNE 30, 2000 AND DECEMBER 31, 2000 (UNAUDITED)

NOTE 5 - INCOME TAXES (CONTINUED)

At June 30 and December 31, 2000, the components of such temporary differences are as follows:

                                                                                                       December 31,
                                                                                        June 30,           2000
                                                                                          2000          (Unaudited)

                 Net operating loss carryforwards                                   $    44,617,000  $    55,167,000
                 Other expenses for financial statement purposes in excess of
                     income tax purposes                                                    409,000          409,000

                     Total                                                          $    45,026,000  $    55,576,000
                                                                                    ===============  ===============

At December 31, 2000, the net operating loss carryforward is scheduled to expire as follows:

                  December 31                          Amount

                     2010                        $       172,000
                     2011                              1,035,000
                     2012                              1,425,000
                     2018                              5,438,000
                     2019                             21,847,000
                     2020                             25,250,000

                    Total                        $    55,167,000
                                                 ===============

NOTE 6 - CAPITAL STOCK

(A)      Amendment to reduce authorized shares

                  On January 3, 2000, the Company amended its Articles of Incorporation to reduce the number of its authorized shares of common and preferred stock.
         The amended Articles eliminated the Class B common stock, reduced the authorized
         Class A common stock from 18,500,000 shares to 3,000,000 shares, and reduced the total authorized shares of preferred stock from 1,000,000 shares to
         150,000 shares.  The 150,000 shares of preferred stock have been designated as 100,000 shares of Class A preferred stock and 50,000 shares of Class B preferred stock.

                                       19

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 JUNE 30, 2000 AND DECEMBER 31, 2000 (UNAUDITED)

NOTE 6 - CAPITAL STOCK (CONTINUED)

         (B)      Series A Convertible Redeemable Preferred Stock

                  The Board of Directors of the Company has authorized for issuance
         25,000 shares of Series A Convertible Redeemable Preferred Stock (Series
         A preferred stock) with a $.01 par value from the 100,000 shares of Class
         A Preferred Stock; 20,600 of such shares have been issued at $100 per share.
         Holders of shares of the Series A preferred stock are entitled to receive quarterly dividends payable in cash, in the amount of $1.50 per share.
         Dividends begin to accrue and are cumulative from the date of issuance.
         Accrued but unpaid dividends accrue interest at 6% per annum compounded annually.  The holders of the Series A preferred stock have no voting rights.

                  The outstanding Series A preferred stock may be redeemed, at a stated redemption price of $100 per share, at the option of the Company or the stockholder if the Company has not entered into a qualifying public offering.  The stockholder may exercise their redemption rights during two periods, from April 1, 2000 through May 31, 2000 and from April 1, 2001 through May 31, 2001.  The Company may exercise their redemption rights at any time commencing April 1, 2002.  The stated redemption price is $100 per share plus a preferred return of 20% per annum during the first redemption period and a 25% preferred return per annum during the second redemption period.

                Each share of Series A preferred stock is convertible to 1.11 shares of Class A common stock at the option of the stockholder.  If the Company completes a successful public offering, as defined in the rights and preferences related to the preferred stock, each share of Series A preferred stock will automatically convert into 1.33 shares of Class A common stock.

                The preferred stock agreements originally provided for alternative conversion ratios based upon the status of Class B common stock.  However, the provisions related to the Class B common stock no longer apply as the
         Class B common stock was eliminated as mentioned in Note 6(A).   Effective
         February 9, 2001, the other redemption provisions described above no longer apply as all but 500 shares of the Series A preferred stock were converted to
         Class A common stock in connection with the Company's merger with CDX.Com,
         Incorporated on that date (Note 12).

         (C)      Series B Convertible Preferred Stock

                  The Company has authorized for issuance 50,000 shares of Series
         B Convertible Preferred Stock (Series B preferred stock) with a $.01 par value from the 50,000 shares of Class B Preferred Stock.  As of June 30 and December 31, 2000, 18,575 and 22,146, respectively, of such shares have been issued at $139.98 per share.  The Series B preferred stock does not provide for dividends and the holders of the Series B preferred stock have no voting rights.

                                       20

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 JUNE 30, 2000 AND DECEMBER 31, 2000 (UNAUDITED)

NOTE 6 - CAPITAL STOCK (CONTINUED)

         (C)      Series B Convertible Preferred Stock (Continued)

                 Each share of Series B preferred stock is convertible to one share of Class A common stock at the option of the stockholder.  If the Company completes a successful public offering, as defined in the rights and preferences related to the preferred stock, each share of Series B preferred stock will automatically convert into 1.50 shares of Class A common stock.

(D)      Warrants for Common Stock

                  In connection with notes payable issued in connection with the
         Company's financing activities and for other corporate purposes, the Company has issued warrants to purchase its common stock.  The warrants have terms ranging from three years to ten years and generally provide for the purchase of shares of common stock at specified discounts ranging from no discount to 35%, with net exercise prices ranging from $32.00 to $128.81 per share of Pensat common stock. The number of shares that can be purchased under certain of the warrants is determined by a formula that provides that the number of shares is equal to a dollar value, as specified in each warrant, divided by the price of the fair market value per share.  As a result of the merger with CDX in February 2001 (see Note 12), the fair market value of the Pensat common stock was set at a value of $70.52 for purposes of this calculation.  Should all warrants be exercised, the gross proceeds to the Company would be approximately $28,000,000.  As the warrants are issued, the Company records the value of the warrant as an increase to
         Additional Paid-in Capital and defers the same amount as a deferred financing expense. The deferred financing expense is amortized as a non-cash expense over the life of the related note payable.

                                       21

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 JUNE 30, 2000 AND DECEMBER 31, 2000(UNAUDITED)

NOTE 7 - LOSS PER SHARE

        The following is a reconciliation of the numerators and denominators of the basic net loss per share computations for June 30 and December 31, 2000:

                                                                                       June 30, 2000
                                                                       Loss                Shares         Per Share
                                                                    (Numerator)         (Denominator)       Amount

                Net loss                                         $ (31,415,469)
                Plus dividend on preferred stock                       149,700
                Basic net loss available to
                   common stockholders                           $ (31,565,169)          1,047,680        $ (30.13)
                                                                 ==============          =========        =========

                                                                                 December 31, 2000 (Unaudited)
                                                                       Loss                Shares             Per Share
                                                                    (Numerator)         (Denominator)          Amount

                Net loss                                         $ (10,363,481)
                Plus dividend on preferred stock                        61,800

                Basic net loss available to
                   common stockholders                           $ (10,425,281)           1,065,923           $ (9.78)
                                                                 ==============           =========           ========

NOTE 8 - BENEFIT PLANS

          (A)   Incentive plan

                The Company adopted a long-term incentive plan (the Plan) in March
         1997.  The purpose of the Plan is to provide incentive compensation to employees, non-employees and directors through the granting of stock options.
         The maximum number of shares for which options may be granted under the
         Plan is 200,000 as of June 30 and December 31, 2000.  The maximum dollar amount of cash or the fair market value of any Performance Units that any eligible individual may receive in any calendar year may not exceed $200,000.

                The purchase price per share of each stock option shall not be less than the fair market value of a share on the date the stock options are granted.  Vesting provisions are set forth by the administration committee of the Board of Directors and may differ between employees, nonemployees and directors.  Unless otherwise provided in an option agreement, in the event of a change in control as defined in the Plan, all options outstanding on the date of the control change shall become immediately vested and fully exercisable. As of June 30 and December 31, 2000, 134,137 and 136,137,
         respectively, stock options had been granted under the Plan.

                                       22

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 JUNE 30, 2000 AND DECEMBER 31, 2000 (UNAUDITED)

NOTE 8 - BENEFIT PLANS (CONTINUED)

          (A)   Incentive plan (continued)

                                                                                              Option           Option
                                                                                               Price           Shares

                 Options granted during year ended June 30, 2000                           $   44.36           134,137

                 Outstanding at June 30, 2000                                                  44.36           134,137

                 Options granted six months ended December 31, 2000                            44.36             2,000

                 Outstanding at December 31, 2000                                          $   44.36           136,137

          The Company follows Accounting Principles Board Opinion No. 25 in accounting for stock options.  Accordingly, no compensation cost associated with the options has been recognized.  Had compensation cost for the options been recognized in accordance with Financial Accounting

         Standards Board Statement No. 123, net loss for June 30 and December 31,
         2000 would have been reduced to the pro forma amounts indicated below:

                                                                                                       December 31,
                                                                                         June 30,          2000
                                                                                           2000        (Unaudited)

                 Net loss                                          As reported       $(31,415,469)    $(10,425,279)
                                                                   Pro forma         $(31,415,469)    $(11,226,563)

                 Basic and diluted net loss per share              As reported       $     (30.13)    $      (9.78)
                                                                   Pro forma         $     (30.13)    $     (10.53)

          (B)   401(k) profit-sharing plan

                The Company sponsors a qualified 401(k) profit-sharing plan covering substantially all employees.  Employees may make pre-tax salary reduction contributions to the plan in amounts not to exceed certain limits as provided by Internal Revenue Service regulations.  The Company may make discretionary matching and profit sharing contributions.  The Company did not elect to make any contribution for the year ended June 30, 2000 or for the six months ended December 31, 2000.

                                       23

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 JUNE 30, 2000 AND DECEMBER 31, 2000 (UNAUDITED)

NOTE 9 - LEASES

          (A)   Operating leases

                The Company is obligated, as lessee, under noncancellable operating leases for office space in Washington, D.C., New York, Nebraska, Spain and
         Brazil.  These leases expire at various dates through 2008.  Some leases contain annual escalation clauses for increases in property taxes and general operating and maintenance costs of the buildings based on the pro rata percentage of leased space.  Also the Washington, D.C., New York and Nebraska leases contain annual escalation clause for increases in the base rental amount based on a percentage of the annual increase in the Consumer Price Index.
         These factors are considered to be part of the total minimum lease amounts which are recognized as rent expense over the term of the lease on a pro rata basis.

                In addition, the Company leases certain of its office equipment under operating leases that expire over the next three years.  In most cases, the Company expects that in the normal course of business, operating leases will be renewed or replaced by other operating leases.

                The future minimum payments for all operating leases as of June 30 and December 31, 2000 is as follows:

                                                                          December 31,
                    Period                                June 30,           2000
                    Ending                                  2000          (Unaudited)

                     2001                               $   667,491       $    613,425
                     2002                                   594,259            575,093
                     2003                                   564,109            553,125
                     2004                                   510,336            467,547
                     2005                                   459,302            451,057
                  Thereafter                              1,552,449          1,326,921

                           Total                        $ 4,347,946       $  3,536,111
                                                      ===============    ===============

                Rental expense under operating leases was approximately $984,731 and $497,195, respectively, for the year ended June 30, 2000 and the six months ended December 31, 2000.

          (B)   Capital leases

                In 1999 and 2000, the Company leased equipment under agreements that are classified as capital leases.  The amount necessary to reduce the net minimum lease payments to the present value is calculated at the interest rate implicit in the leases, which is approximately 15%.

                                       24

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 JUNE 30, 2000 AND DECEMBER 31, 2000 (UNAUDITED)

NOTE 9 - LEASES (CONTINUED)

          (B)   Capital leases (continued)

                The following is a schedule by year of future minimum lease payments required under the leases, together with the net present value of minimum lease payments as of June 30 and December 31, 2000:
                                                                                                          December 31,
                    Period                                                                June 30,           2000
                    Ending                                                                  2000         (Unaudited)

                     2001                                                           $       902,384  $     1,203,231
                     2002                                                                   414,271          505,203
                     2003                                                                    64,359          214,330
                     2004                                                                    12,126               -
                          Total minimum lease payments                                    1,393,140        1,923,264
                          Less:  Amount representing interest                               117,082          156,867

                          Present value of future minimum lease payments            $     1,276,058  $     1,766,397
                          Less:  current portion                                            925,648        1,154,063

                          Noncurrent Portion                                        $       350,410  $       645,379
                                                                                    ===============  ===============

NOTE 10 - NOTES PAYBLE

          (A)   Secured vendor note

                In May 1999, the Company entered into a promissory note agreement with a vendor whereby the vendor agreed to provide financing of up to
          $15 million to the Company for the purpose of acquiring equipment and services, and providing working capital.  The note is secured by all tangible property acquired through the proceeds of the note, all intellectual property and similar property of the Company and the proceeds of any consideration received from the disposition of such tangible or intellectual property.
          The note accrued interest at 10.5% per annum through December 20, 1999, the maturity date.  The outstanding principal balance and accrued interest was payable in full on the maturity date.  The Company did not repay the vendor on the maturity date and was thus in default on the note.  The default interest rate is 12.5% per annum.

                                       25

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 JUNE 30, 2000 AND DECEMBER 31, 2000 (UNAUDITED)

NOTE 10 - NOTES PAYBLE (CONTINUED)

          (A)   Secured vendor note (continued)

                 In October 2000, the Company returned equipment to the vendor with an approximate original cost of $5.6 million and a net book value of $4,704,727.
          The vendor has accepted the return of the equipment.  The Company accounted for the equipment return by reducing fixed assets and the amount of the note by the net book value of the equipment.  At June 30 and December 31,
          2000, the balance owed to the vendor, including accrued interest was $16,952,147 and $14,875,000, respectively.  As of April 20, 2001, the Company has not repaid any portion of the note balance and is in negotiations with the vendor regarding the amount of credit due the Company related to the returned equipment and repayment of the debt.  The Company has proposed a plan to the vendor that would convert the majority of the debt to equity and provide an extended payment plan for the balance.

          (B)   Unsecured vendor note

                On December 7, 1999, the Company entered into an unsecured note agreement with a long-distance carrier vendor in the amount of $2,311,276 for the payment of unpaid invoices.  Under the terms of the note, monthly principal payments of $35,000 were to commence on December 8, 1999, with subsequent principal payments due on the first day of each month thereafter.
          The unpaid principal balance was due in full on April 1, 2000.  Interest accrues at 18% per annum on the unpaid principal balance commencing April
          1, 2000.  As of June 30, 2000 and December 31, 2000, the Company had not
          made the required principal payments and was in default on the note.  At
          June 30 and December 31, 2000, the principal balance due under the note plus accrued interest was $2,300,000, which equaled the amount of the settlement described below.

                On November 8, 2000, the vendor filed suit against the Company alleging a contract breach and for nonpayment of the note agreement.  In the suit, the vendor included a claim for contract termination charges covering the remainder of the contract term totaling approximately $7,000,000.  The
          Company disputes these allegations and believes it has meritorious counter claims and defenses regarding both the amount due under the note and the termination charges claim.  On February 21, 2001, the Company and the vendor entered into a release and settlement agreement whereby the parties agree to dismiss the suit with prejudice for the following consideration:

        o   The Company's debt under the note of $2.3 million will be converted into shares of common stock of the Company's publicly traded parent at a conversion ratio of $.75 per share, or a total of 3,066,667 shares.
        o   The Company transfers to the vendor any claims, causes of action and all other rights, which it has against a third party. That third party is subject to a bankruptcy proceeding.
        o   The Company agrees to execute a $9,300,000 consent judgment in favor of the vendor which shall be held in escrow pending a default by the
            Company as defined in the agreement.

                                       26

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 JUNE 30, 2000 AND DECEMBER 31, 2000 (UNAUDITED)

NOTE 10 - NOTES PAYBLE (CONTINUED)

         (C)    Warrant notes payable

                Throughout the year ended June 30, 2000 and the six months ended
          December 31, 2000, the Company issued short-term notes payable to fund its working capital requirements.  As an incentive to the creditor, stock warrants were issued to the note holders.  These warrants grant the holder the right to purchase shares of common stock at a discounted price for a defined period of time after the Company enters into an initial public offering.  The notes are unsecured. An officer of a corporation that is a stockholder of the Company and an officer of the Company have personally guaranteed certain of the notes.  The notes bear interest at rates ranging from 6% to 12%, although certain notes do not bear any interest.

                At June 30 and December 31, 2000, the balance owed to the note holders, including accrued interest, is $10,116,078 and $11,042,230, respectively.
          At June 30 and December 31, 2000 and as of April 20, 2001, the Company
          is in default on its payments to certain warrant note holders.  The Company has proposed a plan to the noteholders that would convert the majority of the debt to equity and provide extended payment plans for any balance.

          (D)   Convertible debenture

                At June 30 and December 31, 2000, the Company was indebted in the amount of $275,000 and $1,025,000, respectively, under a convertible debenture.
         Additional funding was provided to the Company between June 30, 2000 and
         December 31, 2000. The agreement provides the holder the right to convert the outstanding debt to Class A common stock at a price of $93.32 per share.
         On October 26, 2000, the note holder converted $3,000,000 of debt to 32,147 shares of Class A common stock.  Also on October 26, 2000 the note holder exercised a stock warrant for 1,072 shares of Class A common stock at an exercise price of $46.66 per share for gross proceeds of $50,000.

          (E)   Long-term note payable

                In 1999, the Company financed the purchase of a vehicle through
          BB&T Bank.  The note is secured by the vehicle and requires monthly payments of $1,710, including interest at 8.5%, with the final payment due in September
          2003.  At June 30 and December 31, 2000, $57,905 and $49,967, respectively, was payable under the note.  At June 30 and December 31, 2000, the future principal is payable as follows:
                                                                            December 31,
                    Period                                  June 30,           2000
                    Ending                                    2000          (Unaudited)

                     2000                                 $  16,220          $   16,922
                     2001                                    17,654              18,418
                     2002                                    19,214              14,627
                     2003                                     4,817                   -

                          Total                           $  57,905          $   49,967
                                                        ===============    ===============

                                       27

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 JUNE 30, 2000 AND DECEMBER 31, 2000 (UNAUDITED)

NOTE 11 - SEGMENT INFORMATION

          The Company's operations in different geographic areas were as follows (in thousands of dollars):

                                                                                                      December 31,
                                                                                      June 30,           2000
                                                                                        2000         (Unaudited)
                 Sales to unaffiliated customers
                    North America                                               $        13,480  $         6,554
                    Europe                                                                5,666            6,781
                    Latin America                                                         3,777              405
                    Middle East                                                               0              447
                        Total sales                                             $        19,523  $        14,187
                                                                                ===============  ===============

                 Operating loss
                    North America                                               $        17,366  $         4,942
                    Europe                                                                  963                8
                    Latin America                                                           542              307
                    Middle East                                                             418              420
                    Eliminations                                                             -                -
                        Total operating loss                                             19,289            5,677
                 Accretion charges                                                        4,940            2,410
                 Interest expense                                                         3,578            1,982
                 Other expense                                                            3,609              294

                 Net loss                                                       $       (31,415) $       (10,363)
                                                                                ================ ================

                 Identifiable assets
                    North America                                               $        12,681  $        13,047
                    Europe                                                                2,659            3,055
                    Latin America                                                            52              120
                    Middle East                                                               6              564
                    Eliminations                                                         (1,091)          (1,646)
                        Total assets                                            $        14,307  $        15,140
                                                                                ===============  ===============

                 Liabilities
                    North America                                               $        40,220  $        42,168
                    Europe                                                                4,267            6,816
                    Latin America                                                           609              984
                    Middle East                                                             424            1,016
                    Eliminations                                                         (1,091)          (1,646)

                        Total liabilities                                       $        44,429  $        49,338
                                                                                ================ ================

                                       28

                    PENSAT INTERNATIONAL COMMUNICATIONS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 JUNE 30, 2000 AND DECEMBER 31, 2000 (UNAUDITED)

NOTE 11 - SEGMENT INFORMATION (CONTINUED)

          Expenses directly identified with an area are used to determine operating loss by geographic areas.

          The Company's services are sold principally in North America, Europe,
Latin America and the Middle East.  Accounts and notes receivable, before application of the Allowance for Uncollectible Accounts, from sales in these areas of the world at June 30 and December 31, 2000, were as follows:

                                                                        December 31,
                                                        June 30,           2000
                                                          2000          (Unaudited)

                    North America                     $     882          $  1,569
                    Europe                                  634             3,056
                    Latin America                             0                 0
                    Middle East                               0                 0

                    Total                             $   1,516          $  4,625
                                                   ===============    ===============

All such receivables are expected to be collected in the normal course of business, except for as provided in the Allowance for Uncollectible Accounts.

NOTE 12 - SUBSEQUENT EVENT

          (A)   Merger with CDX.com Incorporated

                Pursuant to an Agreement and Plan of Merger dated January 12, 2001, between Pensat International Communications, Inc. a Delaware corporation
          ("Pensat") and CDX.com Incorporated ("CDX"), doing business as DataStream
          Global Communications, Pensat merged with and into Pensat Inc., a newly-formed subsidiary of CDX, such that Pensat Inc. was the surviving corporation.
          As a result of this merger, Pensat's shareholders effectively acquired control of CDX.  As consideration for the merger, Pensat shareholders were granted the right to receive an aggregate of 110,000,000 shares of CDX's common stock. One half of such shares were issuable to Pensat shareholders when the merger became effective. The remaining shares of CDX's stock will be released and transferred to Pensat shareholders upon the satisfaction of certain conditions.  CDX intends to continue operating the Pensat business and using the Pensat assets through its wholly-owned subsidiary, Pensat Inc.

                                       29

7(b)

                              CDX.COM INCORPORATED

                         Pro forma Financial INFORMATION
                                December 31, 2000
                                   (Unaudited)

                Pro forma Balance Sheets as of December 31, 2000
                                     (000's)
                                                                             Pensat International                                  CDX.com,
                                          CDX.com, Inc.                      Communications, Inc.        Pensat, Inc.                Inc.
                                                               Pro forma.
                                                   See Note     See Note                  See Note                   See         Consolidated
                                       Unaudited      (A)         (B)         Unaudited     (C)        Pro forma   Note (D)       Pro forma
 Assets

 Total current assets                                           $ 1,025       $ 5,659                   $ 5,659    $(1,025)          $ 5,659
 Goodwill                                                         8,000             -                         -                        8,000
 Property and equipment, net                                                    8,862                     8,862                        8,862
 Total other assets                                                               619                       619                          619

 Total Assets                                 $ -       $ -     $ 9,025      $ 15,140       $ -        $ 15,140    $(1,025)         $ 23,140

 Liabilities and Deficiency in
Stockholders' Equity

 Total current liabilities                  $ 592    $ (592)                 $ 48,693                    48,693    $(1,025)           47,668
 Total noncurrent liabilities                                                     645                       645                          645

 Total liabilities                            592      (592)          -        49,338         -          49,338     (1,025)           48,313

 Redeemable preferred stock                                                     2,060    (2,060)              -                            -

 Convertible preferred stock                                                        1        (1)              -                            -
 Common stock (see note (E))                   49                 1,500            11       (11)              -                        1,500
 Additional paid-in capital                 4,772    (4,821)      7,525        22,712     2,072          24,784                       32,309
 Accumulated deficit and other
comprehensive income                       (5,413)    5,413                   (58,982)                  (58,982)                     (58,982)

 Total deficiency in stockholders'
equity                                       (592)      592       9,025       (36,258)    2,060         (34,198)         -           (25,173)

 Total Liabilities and Deficiency in
Stockholders' Equity                      $     -   $     -     $ 9,025      $ 15,140   $     -        $ 15,140   $ (1,025)         $ 23,140

Notes:

(A) Eliminate CDX.com Incorporated ("CDX") capital structure reflecting the November
    21, 2000 spin out of its previous operations and the February 9, 2001 merger transaction with Pensat Inc.
(B) Give effect for the forward dividend declared on January 5, 2001 and the merger transaction with Pensat, Inc., a wholly owned subsidiary of CDX, and Pensat
    International Communications, Inc., in which Pensat, Inc. was the surviving entity.
(C) Eliminate Pensat International Communications, Inc. capital structure as a result of the merger transaction with Pensat, Inc.
(D) Eliminate amounts due CDX by Pensat, Inc.
(E) Class A common stock, $.01 par value, 500,000,000 shares authorized, 150,000,000 shares issued and outstanding December 31, 2000 on a pro forma basis.

                                       30

                                  CDX.COM, INC.

                         Pro forma Financial INFORMATION
                                December 31, 2000
                                   (Unaudited)

                 Pro forma COnsolidated Statement of Operations
                   for the six months ended December 31, 2000

        The results of operations of CDX.com, Inc. ("CDX") for the six months ended
December 31, 2000 are not material to the results of operations of Pensat International
Communication, Inc. Additionally since all of CDX's former operating activities were spun out they are not indicative of the ongoing operations of the merged companies.
Therefore a pro forma consolidated statement of operations is not presented here.
See Pensat International Communication, Inc.'s unaudited financial statements for the six months ended December 31, 2000 accompanying this filing for further information.

                  Pro forma consolidated Statement of CASH FLOW
                   for the six months ended December 31, 2000

        The results of operations of CDX.com, Inc. ("CDX") for the six months ended
December 31, 2000 are not material to the results of operations of Pensat International
Communication, Inc. Additionally since all of CDX's former operating activities were spun out they are not indicative of the ongoing operations of the merged companies.
Therefore a pro forma consolidated statement of cash flow is not presented here.
See Pensat International Communication, Inc.'s unaudited financial statements for the six months ended December 31, 2000 accompanying this filing for further information.

                                       31